EXHIBIT 3.3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0575192017-8
[signature]	Filing Number 20244527572
Secretary of State State Of Nevada	Filed On 12/11/2024 2:58:00 PM
	Number of Pages 4

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: GlobalTech Corporation

Entity or Nevada Business Identification Number (NVID): E0575192017-8

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 96.5%
Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ______
Jurisdiction of formation: ______
Changes to takes the following effect:
☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes) ______

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 03/23/2022 Time: 10:00 AM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic 6rporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See below (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Chief Executive Officer Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The Corporation's name in Article 1 is amended to "GlobalTech Corporation".

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

GLOBALTECH CORPORATION

CERTIFICATE OF VALIDATION

(PURSUANT TO NRS 78.0296)

December 10, 2024

This Certificate of Validation (this “Certificate”) is filed on behalf of GlobalTech Corporation, a Nevada corporation (the “Corporation”), pursuant to Section 78.0296 of the Nevada Revised Statutes (“NRS”), which provides that, if a corporate act ratified or validated pursuant to NRS Section 78.0296 would have required any filing with the Nevada Secretary of State pursuant to NRS Chapter 78, or if such ratification or validation would cause any such filing to be inaccurate or incomplete in any material respect, then the corporation shall make, amend or correct each such filing in accordance with NRS Chapter 78, and that any such filing, amendment or correction must be accompanied by a certificate of validation indicating that the filing, amendment or correction is being made in connection with a ratification or validation of a corporate act in accordance with NRS 78.0296 and specifying the effective date and time of the filing, amendment or correction, which may be before the date and time of filing.

I, Dana Green, Chief Executive Officer, hereby certify on behalf of the Corporation as follows:

1.

This Certificate accompanies, and has been appended to, that certain Certificate of Amendment (the “Articles Amendment”), which is being concurrently filed on the date hereof with the Nevada Secretary of State in accordance with NRS Chapter 78 to ratify and validate the Articles of Amendment filed on March 23, 2022.

2.

The Articles Amendment, or, if necessary, any required Certificate of Correction, is a filing, amendment or correction being made in connection with a ratification or validation of a corporate act in accordance with NRS Section 78.0296. Such ratification or validation was adopted and approved by unanimous written consent of the Corporation’s board of directors on September 25, 2024, and by the affirmative vote of the requisite majority of the Corporation’s stockholders entitled to vote thereon (including after giving effect to the provisions of NRS Section 78.0296(2)) at an Annual Meeting of Corporation’s stockholders held on December 5, 2024.

3.	The effective date and time of the Articles Amendment and/or Certificate of Correction is March 23, 2022, at 10:00 a.m., local time.

[SIGNATURE PAGE FOLLOWS]

1

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of the date set forth above.

GLOBALTECH CORPORATION,
a Nevada corporation

By:
Dana Green
Chief Executive Officer

The undersigned hereby certifies that the person named above is the duly elected, qualified and acting Chief Executive Officer, and that the signature appearing above is his true and genuine signature.

Dean Christensen
Secretary

2